UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2006

Diversified Financial Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

8765 Aero Drive, San Diego, CA 92154
(Address of Principal Executive Offices) (Zip Code)

(858) 560-8321
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
2610 N. Palm Aire Drive
Pompano Beach, FL 33069
(954) 975-9601 Tel
(954) 979-6695 Fax

    This Current Report on Form 8-K is filed by Diversified Financial Resources Corp., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 1, 2006, the Registrant and predecessor of the Registrant, executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Jiang Xi Tai Na Guo Ye You Xian Gong Si, a corporation organized and existing under the laws of the Peoples' Republic of China ("Tai Na"), the shareholders of Tai Na (the "Tai Na Shareholders") and the Majority Shareholder of the Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.1.

On May 31, 2006, pursuant to the Agreement, the Majority Shareholder of the Registrant delivered the 13,150 convertible Series A preferred shares and 12,100,000 non-convertible Series B preferred shares of the Registrant to the Tai Na Shareholders in exchange for total payments of $500,000 in cash and the Registrant issued to the Tai Na Shareholders an amount equal to 375,000,000 new investment shares of common stock of the Registrant pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of their shares of registered capital of Tai Na. Upon completion of the exchange, Tai Na will become a wholly-owned subsidiary of the Registrant.

Closing of the Plan of Exchange

Pursuant to and at the closing of the Agreement, which occurred on May 31, 2006, the Registrant authorized Interwest Transfer Co., Inc., its transfer agent, to issue to the Tai Na Shareholders, 375,000,000 shares of common stock of the Registrant pursuant to Regulation S under the Securities Act of 1933, as amended, or 99% of Registrant's then outstanding common stock, in exchange for all of the shares of capital stock of Tai Na owned by the Tai Na Shareholders. Upon completion of the physical exchange of the share certificates, Tai Na will become a wholly-owned subsidiary of the Registrant.

As previously reported, the Agreement contemplated that the exchange transaction would not immediately be consummated, but would close in escrow pursuant to an Escrow Agreement dated April 1, 2006 (the "Escrow Agreement"). The Escrow Agreement provided that the exchange transaction would be consummated when and if (i) all necessary filings were made with the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the two Beneficial Shareholders of the Registrant received total payments of $30,000 in cash, (iii) the remaining liabilities of the Registrant were settled (or escrowed), including, but not limited to the $120,000 settlement payment to the Securities and Exchange Commission, and (iv) the 13,150 convertible Series A preferred shares and 12,100,000 non-convertible Series B preferred shares of the Registrant were delivered to the Tai Na Shareholders. All of these conditions to closing have been met, and the Registrant, Tai Na, the Tai Na Shareholders and the Majority Shareholders of the Registrant declared the exchange transaction consummated on May 31, 2006.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 31, 2006, pursuant to the Plan of Exchange, dated April 1, 2006, the Majority Shareholder of the Registrant delivered the 13,150 convertible Series A preferred shares and 12,100,000 non-convertible Series B preferred shares of the Registrant to the Tai Na Shareholders in exchange for total payments of $500,000 in cash and the Registrant issued to the Tai Na Shareholders an amount equal to 375,000,000 new investment shares of common stock of the Registrant pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of their shares of registered capital of Tai Na. Upon completion of the exchange, Tai Na will become a wholly-owned subsidiary of the Registrant.

On June 30, 2003, the Registrant entered an agreement with Diversified Holdings I, Inc., a Nevada corporation ("DHI"), pursuant to which the Registrant issued 1,148,251 (1 share post 1 for 1,000 and 1 for 2,000 reverse splits) shares of common stock to DHI as part of the acquisition of Wichita Development Corporation, and guaranteed the resale value, such that within 36 months of the acquisition, the Registrant would issue sufficient additional shares so that the total value at liquidation of all shares issued would be $1,000,000.

On June 1, 2006, the Registrant entered into a Settlement Agreement with DHI providing for the issuance of 25,000,000 shares of common stock by the Registrant to DHI to settle the foregoing $1,000,000 purchase price payable and any other miscellaneous liabilities to DHI, also, to release and discharge any and all claims that exist between the Registrant and DHI arising from that agreement, dated June 30, 2003.

ITEM 5.01 CHANGE OF CONTROL

Accordingly, there has been a change of control of the Registrant inasmuch as the Tai Na Shareholders now control 99% of the voting power of the Registrant. In addition, nominees of the Tai Na Shareholders occupy two seats on the Registrant's Board of Directors.

As a result of the completion of the acquisition of Tai Na, a Form 8-K/A with audited financial statements of Tai Na and pro forma combined financial statements will be filed within 71 calendar days of the date of this Report as required by Item 9.01 of Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The consummation of the exchange transaction has had several additional consequences. Mr. Dennis Thompson resigned as Director of the Registrant. Elson Soto Jr., the President and Director of the Registrant ("Mr. Soto") filled one vacancy on the Board of Directors with a designee of Tai Na and then he resigned as President of the Registrant. Mr. Soto will keep his position as Director of the Registrant.

Mr. Chen, Quanlong ("Mr. Chen") was appointed to the positions of Chief Executive Officer of the Registrant, Chairman and Director of the Board of Directors, effective immediately.

Mr. Chen, 46, obtained a Master of Business Administration degree at Beijing University. His prior work experience is primarily in corporate. He was chairman of Fei Huan Group, a corporation organized and existing under the laws of the Peoples' Republic of China ("Fei Huan Group"), from October 1988 to December 2001. Since January 2002, he was Chairman of Fei Huan Wine, Inc., an affiliate of Fei Huan Group. Mr. Chen’s duties with Fei Huan Group included management of their beverage processing and distribution. Mr. Chen is a member of the Chinese Entrepreneurial Association.

Ms. Huang, Xiaoyun ("Ms. Huang") was appointed to the position of Chief Financial Officer of the Registrant, effectively immediately.

Ms. Huang, 37, majored in accounting in Jiang Xi Radio Television University. She was chief accountant of Fei Huan Group from December 1991 to December 2001. From January 2002, she became Chief Financial Officer of Fei Huan Wine, Inc. Ms. Huang’s duties with Fei Huan Group included supervision of the their financial statement preparation and accounting systems.

ITEM 8.01 OTHER EVENTS

Redomicile and Charter Amendments

The Registrant filed a Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission in connection with (i) a proposal to change the Registrant’s domicile from the State of Delaware to the State of Nevada, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and (ii) a proposal to amend its corporate charter to decrease the number of authorized shares of common stock from 10,000,000,000 to 1,250,000,000, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date. The proposals became effective on June 1, 2006, after the mailing or delivery of the definitive information statement on Schedule 14C to shareholders.

The Registrant believed that given the relatively small size of the Company, a large authorized capital structure is not necessary. Additionally, Nevada has the equivalent of additional intangible taxes on authorized but unissued shares which could material impact the Company given its small amount of cash resources.

Settlement of Notes Payable

On May 26, 2006, the Registrant entered into a Settlement Agreement with Richard Surber, an individual resident of the State of Utah ("Mr. Surber") providing for the payment of total $109,500 by the Registrant to Mr. Surber to settle a debenture for $75,000 and a promissory note in the amount of $34,500, and to release and discharge any and all claims that exist between the Registrant and Mr. Surber arising from such loans. Mr. Surber was paid in full on or about May 31, 2006.

Settlement of Litigation

The Registrant and its former president were named as respondents in a complaint filed by the Securities and Exchange Commission ("SEC"). The civil suit, SEC v. Wolfson, et. al., case number 2:03 CV 0914K, was filed in the United States District Court for the District of Utah. The complaint alleged that the Registrant and its former president failed to accurately and fully disclose the nature of our relationship with the Sukumo Group, Inc. and to timely disclose the execution of the Offshore Purchase Agreement. The complaint further alleged that the Registrant's former president took actions in 2003 to manipulate the price of the Registrant's stock in the marketplace. The proposed settlement orders the Registrant's former president to pay a civil penalty of $120,000 in installments over a one year term and prohibits him from serving as an officer or director of any publicly held company and from participating in the issuance of any penny stock. The proposed settlement agreement has been accepted by the U.S. District Court as of the date of this filing. The payment of $120,000 was made in full on or about May 31, 2006.

The Registrant currently has 377,866,323 issued and outstanding shares of common stock (including the new 375,000,000 share issuance) that trade on the Over-The-Counter Bulletin Board under the symbol "DVFN".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED FINANCIAL RESOURCES CORP.

Date: May 31, 2006	By:	/s/ Elson Soto Jr.
Elson Soto Jr. President and Director

EXHIBIT INDEX

Exhibit Number	Description

3	Articles of incorporation - Nevada (1)
10.1	Plan of Exchange, dated April 1, 2006
10.2	Settlement Agreement and Release, dated May 26, 2006
10.3	Settlement Agreement and Release, dated June 1, 2006

(1) Incorporated by reference into Schedule 14C/A filed on May 25, 2006